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                                                                   EXHIBIT 10.9a


                             STERLING CHEMICALS ESOP
                                (FIRST AMENDMENT)

         WHEREAS, there is reserved to the Chief Executive Officer of the Company in Section 9.1 of the Sterling Chemicals ESOP (the "Plan") the right to amend the Plan, subject to certain restrictions set forth therein; and

         WHEREAS, the Company deems it advisable to amend the Plan;

         NOW, THEREFORE, Section 7.6(a) of the Plan is hereby amended to read as follows:

                  "Distribution of a Participant's benefit from his Company Stock Account shall be made solely in whole shares of Company Stock, except that any fractional share shall be paid in cash."

                  All terms used herein that are defined in the Plan shall have the same meanings given to such terms in the Plan, except as otherwise expressly provided herein. Except as amended and modified hereby, the Plan shall continue in full force and effect and the Plan and this amendment shall be read, taken and construed as one and the same instrument.

                  This amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument which may be evidenced by any one counterpart.

         IN WITNESS WHEREOF, this Amendment has been executed on this December ___, 1996, effective for all purposes as of such date.


                                         STERLING CHEMICALS, INC.



                                         BY:
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                                         NAME:
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                                         TITLE:
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